                                                               EXHIBIT NO. 21.01

                                   eBay Inc.
                                   FORM 10-K
                             LIST OF SUBSIDIARIES

DOMESTIC
--------

1.  Billpoint, Inc. (California)
2.  Blackthorne Software, Inc. (Delaware)
3.  Kruse, Inc.* (Indiana)
4.  Dan Kruse Classic Car Production, Inc. (Texas)
5.  Jump Incorporated** (Ohio)
6.  Auburn Cordage, Inc.* (Indiana)
7.  Butterfield & Butterfield Auctioneers Corporation (Delaware)
8.  Butterfield's Credit Corporation, Inc. (California)
9.  eBay Real Estate No. 1, Inc. (Delaware)
10. eBay Real Estate No. 2, Inc. (Delaware)
11. 111 Potrero Partners LLC (California)
12. HBJ Partners, LLC (California)
13. 2959 Victoria Street Partners (California)
14. 17600 Santa Fe Avenue Partners (California)
15. 6700 Cherry Avenue Partners (California)


 .   *dba Kruse International
 .  **dba Up4Sale

INTERNATIONAL
-------------

1. eBay International AG (Swiss)
2. eBay Canada Ltd. (New Brunswick)
3. eBay GmbH (Germany)
4. eBay Japan Inc.
5. eBay (UK) Ltd.
6. eBay Global Holdings B.V.
7. eBay Australia and New Zealand Pty Ltd.
8. eBay Australia Pty Ltd.